Exhibit 99.1

The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the Securities and Exchange Commission having views different from ours on the results of the review of our past stock option grants being conducted by a Special Committee of our Board and Governmental Authorities and the review of our historical recognition of our revenue by our Audit Committee; the impact of the restatement of our financial statements and any other actions that may be taken or required as a result of any of such reviews; risks and costs inherent in litigation, including any pending or future litigation relating to our stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices and revenue recognition and associated financial statements or any declines on the price of our stock; whether or when we will realign our capacity and whether any such activity will adversely affect our cost structure, ability to service customers and labor relations; and our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; our ability to effectively address certain operational issues that have adversely affected certain of our US operations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2006, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JABIL REPORTS CORE FOURTH QUARTER & FISCAL YEAR 2006 RESULTS

Annual Core Operating Income Increased 20 Percent

St. Petersburg, FL – May 24, 2007…Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, today reported financial results for the fourth quarter and fiscal year 2006 ended August 31, 2006.

Fiscal Year 2006 Results

As also reported in our Form 10-K filed on May 15, 2007, net revenue for our full fiscal year 2006 increased 36 percent to $10.3 billion, compared to $7.5 billion for fiscal 2005. On a GAAP basis, operating income for fiscal 2006 decreased 4 percent to $241.8 million, compared to $252.0 million for fiscal 2005. On a GAAP basis, net income for fiscal 2006 decreased 19 percent to $164.5 million, compared to $203.9 million for fiscal 2005. GAAP diluted earnings per share for fiscal 2006 decreased 21 percent to $0.77, compared to $0.98 for fiscal 2005.

Jabil’s fiscal 2006 core operating income increased 20 percent to $391.6 million, or 3.8 percent of net revenue, compared to $327.1 million, or 4.3 percent of net revenue, for fiscal 2005. Core earnings increased 22 percent to $324.4 million, compared to $265.5 million for fiscal 2005. Core earnings per share increased 20 percent to $1.53 per diluted share for the period, compared to $1.28 for fiscal 2005.

(Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and certain other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below.)

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Q406 Earnings Release—Add One

May 24, 2007

Fourth Quarter Fiscal Year 2006 Results

As reported in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2007, net revenue for the fourth quarter of fiscal 2006 increased 45 percent to $3.0 billion compared to $2.0 billion for the same period of fiscal 2005. Under generally accepted accounting principles in the United States of America (“GAAP”), operating income for the fourth quarter of fiscal 2006 decreased 111 percent to an operating loss of $7.6 million compared to $69.4 million of operating income for the same period of fiscal 2005. On a GAAP basis, net income for the fourth quarter of fiscal 2006 decreased 178 percent to a loss of $45.6 million compared to $58.4 million of net income for the same period in fiscal 2005. GAAP diluted earnings per share for the fourth quarter of fiscal 2006 decreased 179 percent to a loss per share of $0.22 compared to $0.28 of earnings per share for the same period of fiscal 2005.

Jabil’s fourth quarter of fiscal 2006 core operating income decreased 3 percent to $90.2 million, or 3.1 percent of net revenue, compared to $93.4 million, or 4.6 percent of net revenue, for the fourth quarter of fiscal 2005. Core earnings decreased 3 percent to $74.4 million compared to $76.8 million for the fourth quarter of fiscal 2005. Core earnings per share decreased 3 percent to $0.36 per diluted share for the period compared to $0.37 for the fourth quarter of fiscal 2005.

Fourth Quarter Fiscal 2006 Highlights

•	Cash flow from operations was approximately $178 million.

•	Sales cycle for the quarter was 14 days.

•	Annualized inventory turns were eight.

•	Fourth quarter capital expenditures were approximately $95 million.

•	Quarterly depreciation was approximately $45 million.

•	Cash and cash equivalent balances were $774 million at the end of the fourth quarter.

•	Return on Invested Capital was 17 percent.

•	A $0.07 quarterly dividend was paid on September 1, 2006.

Company Conference Call Information

Jabil will conduct a conference call to discuss its fourth quarter and fiscal year 2006, fiscal first and second quarter 2007 earnings on May 24th at 1:00 p.m. EDT live on the Internet at http://jabil.com. This earnings conference call will be recorded and archived for playback on the web at http://jabil.com.

The news releases will also be available in the investors section of the web site (jabil.com) by approximately 7:00 a.m., EDT on May 24th. A taped replay of the conference call will also be available May 24, 2007 at approximately 3:00 p.m. EDT through midnight on May 30, 2007. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The passcode is 1508800. An archived webcast of the conference call will be available at http://jabil.com/investors/.

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 50,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President

Investor Relations

(727) 803-3349

investor_relations@jabil.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 31, 2006	August 31, 2005
		(Restated)
ASSETS
Current assets
Cash and cash equivalents	$773,563	$796,071
Accounts receivable, net	1,288,024	955,353
Inventories	1,452,737	818,435
Income tax receivable	17,507	—
Prepaid expenses and other current assets	121,843	75,335
Deferred income taxes	25,291	40,741

Total current assets	3,678,965	2,685,935
Property, plant and equipment, net	985,262	880,736
Goodwill and intangible assets, net	688,774	453,301
Deferred income taxes	46,356	35,451
Other assets	12,373	32,563

Total assets	$5,411,730	$4,087,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current installments of notes payable, long-term debt and long-term lease obligations	$63,813	$674
Accounts payable	2,231,864	1,339,866
Accrued expenses	363,112	224,766
Income taxes payable	40,240	2,823
Deferred income taxes	2,305	—

Total current liabilities	2,701,334	1,568,129

Notes payable, long-term debt and long-term lease obligations, less current installments	329,520	326,580
Deferred income taxes	7,846	—
Other liabilities	78,549	47,336

Total liabilities	3,117,249	1,942,045

Stockholders’ equity
Common stock	211	204
Additional paid-in capital	1,265,382	1,093,741
Retained earnings	1,116,035	980,667
Unearned compensation	—	(8,774)
Accumulated other comprehensive income	113,104	80,103
Treasury Stock	(200,251)	—

Total stockholders’ equity	2,294,481	2,145,941

Total liabilities and stockholders’ equity	$5,411,730	$4,087,986

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2006	August 31, 2005	August 31, 2006	August 31, 2005
		(Restated)		(Restated)
Net revenue	$2,953,614	$2,036,590	$10,265,447	$7,524,386
Cost of revenue	2,756,827	1,865,476	9,500,547	6,895,880

Gross profit	196,787	171,114	764,900	628,506

Operating expenses:
Selling, general and administrative	107,069	89,582	382,210	314,270
Research and development	10,219	4,746	34,975	22,507
Amortization of intangibles	5,532	7,360	24,323	39,762
Restructuring & impairment charges	81,585		81,585

Operating income	(7,618)	69,426	241,807	251,967

Interest, net and other	8,542	1,966	16,691	10,999

Income before income taxes	(16,160)	67,460	225,116	240,968

Income tax expense	29,459	9,087	60,598	37,093

Net income	$(45,619)	$58,373	$164,518	$203,875

Earnings per share:
Basic	$(0.22)	$0.29	$0.79	$1.01

Diluted	$(0.22)	$0.28	$0.77	$0.98

Common shares used in the calculation of earnings per share:
Basic	206,866	203,941	207,413	202,501

Diluted	209,442	209,970	212,540	207,706

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2006	August 31, 2005	August 31, 2006	August 31, 2005
		(Restated)		(Restated)
Operating income (GAAP)	$(7,618)	$69,426	$241,807	$251,967
Amortization of intangibles	5,532	7,360	24,323	39,762
Stock-based compensation	10,711	16,630	43,848	35,403
Restructuring & impairment charges	81,585	—	81,585	—

Core operating income (Non-GAAP)	$90,210	$93,416	$391,563	$327,132

Net income (GAAP)	$(45,619)	$58,373	$164,518	$203,875
Amortization of intangibles, net of tax	4,662	6,279	20,281	33,698
Write-off of deferred tax assets, net of tax	37,103	—	37,103
Restructuring & impairment charges, net of tax	70,062	—	70,062
Stock-based compensation, net of tax	8,187	12,159	32,390	27,973

Core earnings (Non-GAAP)	$74,395	$76,811	$324,354	$265,546

Earnings per share: (GAAP)
Basic	$(0.22)	$0.29	$0.79	$1.01

Diluted	$(0.22)	$0.28	$0.77	$0.98

Core earnings per share: (Non-GAAP)
Basic	$0.36	$0.38	$1.56	$1.31

Diluted	$0.36	$0.37	$1.53	$1.28

Common shares used in the calculations of earnings per share: (GAAP)
Basic	206,866	203,941	207,413	202,501

Diluted	209,442	209,970	212,540	207,706

Common shares used in the calculations of earnings per share: (Non-GAAP)
Basic	206,866	203,941	207,413	202,501

Diluted	209,442	209,970	212,540	207,706